UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 26, 2025, Interactive Strength Inc. (the "Company") held an annual meeting of stockholders (the “Annual Meeting”) at 10:00 a.m. Central Time, in person at 1005 Congress Avenue, Suite 925, Austin, TX 78701, to vote on the proposals identified in the Company’s definitive proxy statement filed with U.S. Securities and Exchange Commission on August 18, 2025. As of July 29, 2025, the record date of the Annual Meeting, there were a total of 1,519,418 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) outstanding and entitled to vote at the Meeting. At the Annual Meeting, 700,271 shares of Common Stock were represented in person or by proxy, constituting a quorum.

At the Annual Meeting, the Company’s stockholders were asked to consider and vote upon the following proposals:

Proposal One: Election of Class II Director Proposal

To approve the nomination of Aaron N.D. Weaver for election as director at the Meeting. If elected, Mr. Weaver will serve as director until the 2028 annual meeting of stockholders and until his respective successor is duly elected and qualified.

The Election of Class II Director Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
128,273	11,811	3,273	556,914

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm Proposal

To approve the appointment of Deloitte & Touche LLP to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Ratification of Accountant Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
681,465	2,464	16,342	0

Proposal Three: Wattbike Issuance Proposal

To approve, for purposes of Rule 5635(a) and (d) of The Nasdaq Stock Market LLC (“Nasdaq”), the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and the potential issuance of Earn-Out Shares, pursuant to the Agreement for the Sale and Purchase of the Entire Issued Share Capital and Loan Notes of Wattbike (Holdings) Limited (“Wattbike”) (the “Wattbike Purchase Agreement”), by and among the Company and the shareholders of Wattbike identified on Schedule 1 to the Wattbike Purchase Agreement.

The Wattbike Issuance Proposal was not approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
61,667	77,908	3,782	556,914

Proposal Four: LTI Issuance Proposal

To approve, for purposes of Rule 5635(c) of Nasdaq, the issuance of 20% or more of the outstanding shares of Common Stock upon the conversion of the Company’s Series LTI Convertible Preferred Stock, pursuant to employment agreements, by and between the Company and the Company’s executive officers and members of the Company’s Board of Directors.

The LTI Issuance Proposal was not approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
62,838	78,063	2,456	556,914

Proposal Five: Approve the Authority to Effect One or More Reverse Stock Splits

To grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-4 up to 1-for-100 (each, a “Reverse Stock Split”), provided that, (X) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-100, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date.

The Authority to Effect One or More Reverse Stock Splits was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
467,662	231,837	772	0

Proposal Six: Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Advisory Vote on the Company’s Named Executive Officers (“NEO”) was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
116,692	23,601	3,064	556,914

Proposal Seven: Advisory Vote on the Frequency of Future Advisory Votes to Approve NEO Compensation

A frequency of 3 years received the highest number of votes for the Advisory Vote on Frequency of Future Advisory Votes for NEO Compensation as follows:

One Year	Two Years	Three Years	Abstain
97,363	18,415	22,328	5,251

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	September 30, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)